UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 5, 2017
NorthStar Realty Europe Corp.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-37597 (Commission File Number)	32-0468861 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)
(212) 547-2600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On September 5, 2017 Prime Holdco C-T, S.à. r.l. ("Prime"), a subsidiary of NorthStar Realty Europe Corp. (the “Company”), entered into an amendment agreement (the “Amendment”) to the term loan facility agreement (as amended, the "Facility Agreement"), originally dated April 1, 2015 and as amended and restated on July 1, 2015, with certain subsidiaries of Prime as borrowers (the "Borrowers"), certain subsidiaries of Prime as guarantors (the "Guarantors"), Capita Trust Company Limited as English security agent and Aareal Bank AG ("Aareal Bank") as arranger, agent, security agent and lender providing for a term loan facility (the "Loan Facility") with current outstanding borrowings equal to $544.3 million, converted from Euros and Pounds Sterling as of June 30, 2017.

The Amendment reduced the margin under the Loan Facility by 0.25% and extended the maturity date by over two years from April 1, 2022 to July 20, 2024. Following the amendment, interest accrues under the Loan Facility at a rate equal to EURIBOR and LIBOR, as applicable, plus a margin of 1.55%, which reflects a 0.25% reduction from the 1.80% margin applicable prior to the amendment. Currently the borrowings under the Loan Facility are denominated in Euros and Pounds Sterling.

In connection with the extension of the maturity date of the Loan Facility, the prepayment and cancellation fee schedule of the Facility Agreement was reset to require Prime to pay to Aareal Bank a prepayment and cancellation fee of between 1.0% and 2.0% (no fee due after July 20, 2020) of the amount prepaid or cancelled on the date of prepayment of all or any part of a loan or on the date of cancellation of any part of the commitments (other than with respect to the disposal of certain real property in Rotterdam, The Netherlands, for which the prepayment fee and schedule was not modified by the Amendment).

The Amendment did not modify the existing covenants and events of default, which remain applicable and the Borrowers' obligations under the Facility Agreement remain guaranteed by the Guarantors and secured by among other things, mortgages and pledges of assets, equity and intercompany receivables from certain subsidiaries of Prime.

The foregoing description of the Amendment does not purport to describe all of the terms of such agreement and is qualified by reference to the Amendment, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.
 Item 9.01.        Financial Statements and Exhibits.
(d)        Exhibits.
The following exhibits are filed as part of this report:
Exhibit No.    Description

10.1    Amendment Agreement dated September 5, 2017 by and among Prime Holdco C-T S.à r.l., the borrowers and guarantors identified therein, Aareal Bank AG, as mandated lead arranger, lender, finance agent to the other finance parties thereto, and security trustee, and Capita Trust Company Limited, as English security trustee, amending to that certain Amendment and Restatement Agreement, dated as of July 1, 2015, by and among Prime Holdco C-T, S.à r.l., the borrowers and guarantors identified therein, Aareal Bank AG, as the agent, arranger and original lender, and the other parties identified therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Europe Corp. (Registrant)

Date: September 11, 2017	By:	/s/ Trevor K. Ross
Trevor K. Ross General Counsel and Secretary

 EXHIBIT INDEX

Exhibit No.	Description
10.1
Amendment Agreement dated September 5, 2017 by and among Prime Holdco C-T S.à r.l., the borrowers and guarantors identified therein, Aareal Bank AG, as mandated lead arranger, lender, finance agent to the other finance parties thereto, and security trustee, and Capita Trust Company Limited, as English security trustee, to that certain Amendment and Restatement Agreement, dated as of July 1, 2015, by and among Prime Holdco C-T, S.à r.l., the borrowers and guarantors identified therein, Aareal Bank AG, as the agent, arranger and original lender, and the other parties identified therein